Exhibit 99.1

CONTACTS: Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com

                      Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

WEBSITE:      www.diego-pellicer.com

FOR IMMEDIATE RELEASE

Diego Pellicer Worldwide, Inc. Executes

Letter Of Intent To Purchase A Second Cannabis Cultivation Facility In Denver

Diego Pellicer Worldwide, Inc. aggressively advancing its business model into direct ownership

DENVER (Sept. 25, 2019) – Diego Pellicer Worldwide, Inc. (OTCQB: DPWW), the premium marijuana brand and development company, today announced that it has executed a letter of intent to purchase a second cannabis cultivation facility in Denver. The fully upgraded, 16,279 square-foot cultivation facility produces approximately 2,650 pounds of medical and recreational cannabis per year.

“We have been aggressively implementing our new business model which includes direct ownership in cannabis operations. Diego Pellicer Worldwide has announced letters of intent to purchase a retail location, processing facility, a cultivation facility and now, this second cultivation facility,” said Ron Throgmartin, chief executive officer, Diego Pellicer Worldwide, Inc. “With this second facility, we Diego Pellicer Worldwide will have more than 29,000 square feet of space producing more than 4,500 pounds of cannabis each year. We look forward to working with the Colorado Marijuana Enforcement Division to garner approval for Diego Pellicer Worldwide to become a fully licensed cannabis company.”

The letter of intent for the first cannabis cultivation facility in Denver was announced on Sept. 10, 2019. That modern, 13,000 square-foot cultivation facility produces approximately 2,000 pounds of cannabis per year.

The non-binding letter of intent is subject to compliance with the Colorado Marijuana Enforcement Division and House Bill 19-1090. The letter of intent will be followed by a contract once rulemaking for Colorado House Bill 19-1090 has concluded and the Marijuana Enforcement Division has issued regulations guiding the process for public companies and out-of-state investors to apply for cannabis licensing ownership. The completed regulations and application process are expected in November 2019 after the final public comment hearing is held on Oct. 8. Diego Pellicer Worldwide, Inc. has been actively engaged in the rulemaking workgroups, working alongside other stakeholders to assist and help complete the rulemaking process.

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Diego Pellicer Worldwide News / Page Two

A Premium Diego Pellicer Cannabis Experience Begins with Outstanding Products

Diego Pellicer branded stores feature the finest products, concierge quality service in an approachable, world-class environment. Diego Pellicer elevates the cannabis shopping experience featuring premium products both cultivated and selected by experts, ensuring that no matter the location, customers can count on Diego Pellicer to deliver the same exceptional customer service, premium cannabis and competitive pricing.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand, retail and management company. In addition to its branded locations in Colorado, the company actively seeks to develop and manage high-end, turnkey cannabis retail stores and grow facilities. When federally legal, DPWW is positioned to become a national, vertically integrated cannabis company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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